Exhibit 99.1

331 Treble Cove Road North Billerica, MA 01862	800.362.2668 www.lantheus.com
Lantheus Holdings, Inc. Reports Third Quarter 2019 Financial Results

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Worldwide revenue of $85.8 million for the third quarter 2019, representing a decrease of 3.5% from the prior year period ($88.9 million, which includes $7.5 million of opportunistic TechneLite® sales to ANSTO)

•	Net income of $4.9 million for the third quarter 2019, representing a decrease of 47.6% from the prior year period

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GAAP diluted EPS of $0.12 for the third quarter 2019, representing a decrease of 48.8% from the prior year period; adjusted diluted EPS of $0.28 for the third quarter 2019, representing a decrease of 4.5% from the prior year period

•	The Company updates 2019 full year revenue and adjusted diluted earnings per share guidance
NORTH BILLERICA, Mass., October 31, 2019 - Lantheus Holdings, Inc. (the “Company”) (NASDAQ: LNTH), parent company of Lantheus Medical Imaging, Inc. (“LMI”), a global leader in the development, manufacture and commercialization of innovative diagnostic imaging agents and products, today reported financial results for its third quarter ended September 30, 2019.
The Company’s worldwide revenue for the third quarter of 2019 totaled $85.8 million, compared with $88.9 million for the third quarter of 2018, representing a decrease of 3.5% over the prior year period, which included $7.5 million received from the manufacture and sale of TechneLite® to an international partner on an opportunistic basis. Revenue results reflect nearly 20% year-over-year growth of DEFINITY® and higher than expected TechneLite sales.
The Company’s third quarter 2019 net income was $4.9 million, or $0.12 per fully diluted share, as compared to $9.3 million, or $0.24 per fully diluted share for the third quarter of 2018, representing a decrease of 47.6% from the prior year period. The reduction from prior year, for both net income and fully diluted earnings per share results, is due mainly to the aforementioned opportunistic $7.5 million of sales of TechneLite not repeated this year.
The Company’s third quarter 2019 adjusted fully diluted earnings per share were $0.28, as compared to $0.29 for the third quarter of 2018, representing a decrease of 4.5% from the prior year period.
Lastly, Free Cash Flow was $23.1 million, as compared to $19.3 million for the third quarter of 2018, representing an increase of approximately $3.8 million, or 19.9% from the prior year period.
“Once again, an impressive DEFINITY performance of nearly 20% year-over-year growth drove solid third quarter results. Additionally, TechneLite sales performed ahead of expectations realized by leveraging our expertise in radiopharmaceuticals,” said Mary Anne Heino, President and CEO of Lantheus. “Earlier this month, we announced the signing of an agreement to acquire Progenics Pharmaceuticals. The combination will form a leading precision diagnostics and oncology therapeutics company, bringing a diversified and sustainable revenue model, accretion in year three, and enhanced free cash flows over longer term.”
Outlook
The Company offers the following guidance for the fourth quarter as well as updating its guidance for full year 2019.

Q4 Guidance Issued October 31, 2019
Q4 FY 2019 Revenue Growth	3.2% - 5.5%
Q4 FY 2019 Revenue	$89 million - $91 million
Q4 FY 2019 Adjusted Fully Diluted EPS	$0.27 - $0.30
FY Guidance Updated October 31, 2019
FY 2019 Revenue Growth	1.1% - 1.6%
FY 2019 Revenue	$347 million - $349 million
FY 2019 Adjusted Fully Diluted EPS	$1.10 - $1.13

Previously stated guidance for full year 2019 was revenue growth of 0.8% to 1.9%, revenue of $346 million to $350 million, and adjusted fully diluted earnings per share of $1.09 to $1.12.
On a forward-looking basis, the Company does not provide GAAP income per common share or a reconciliation of adjusted diluted EPS to GAAP income per common share because the Company is unable to predict with reasonable certainty business development and acquisition-related expenses, purchase accounting fair value adjustments, and any one-time, non-recurring charges. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. As a result, it is the Company’s view that a quantitative reconciliation of adjusted diluted EPS on a forward-looking basis is not available without unreasonable effort.
Internet Posting of Information
The Company routinely posts information that may be important to investors in the “Investors” section of its website at www.lantheus.com. The Company encourages investors and potential investors to consult its website regularly for important information about the Company.
Conference Call and Webcast
As previously announced, the Company will host a conference call on Thursday, October 31, 2019 at 8:00 a.m. ET. To access the live conference call via telephone, please dial 1-866-498-8390 (U.S. callers) or 1-678-509-7599 (international callers) and provide passcode 1865819. A live audio webcast of the call also will be available in the Investors section of the Company’s website at www.lantheus.com.
A replay of the audio webcast will be available in the Investors section of our website at www.lantheus.com approximately two hours after completion of the call and will be archived for 30 days.
The conference call will include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the Investor Relations section of our website located at www.lantheus.com.
The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the safe-harbor section of this press release.
About Lantheus Holdings, Inc. and Lantheus Medical Imaging, Inc.
Lantheus Holdings, Inc. is the parent company of LMI, a global leader in the development, manufacture and commercialization of innovative diagnostic imaging agents and products. LMI provides a broad portfolio of products, including the echocardiography contrast agent DEFINITY® Vial for (Perflutren Lipid Microsphere) Injectable Suspension and TechneLite® (Technetium Tc99m Generator), a technetium-based generator that provides the essential medical isotope used in nuclear medicine procedures. The Company is headquartered in North Billerica, Massachusetts with offices in Puerto Rico and Canada. For more information, visit www.lantheus.com.
Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, such adjusted net income and its line components; adjusted net income per share - diluted; and free cash flow. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. The measures may exclude such items which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company’s reported results of operations for a period. Management uses these and other non-GAAP measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.
This press release includes forward-looking non-GAAP guidance for 2019 adjusted diluted EPS. No reconciliation of this forward-looking non-GAAP guidance was included in this press release because, due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information and the fact that some of the excluded information is not readily ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.

Safe Harbor for Forward-Looking and Cautionary Statements
This press release contains “forward-looking statements” as defined under U.S. federal securities laws, including statements about our 2019 outlook. Forward-looking statements may be identified by their use of terms such as anticipate, believe, confident, could, estimate, expect, intend, may, plan, predict, project, target, will and other similar terms. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements are discussed in our filings with the Securities and Exchange Commission (including those described in the Risk Factors section in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q).
- Tables Follow -

Lantheus Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data – unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues	$85,776	$88,900	$257,991	$257,103
Cost of goods sold	44,187	44,015	127,745	126,063
Gross profit	41,589	44,885	130,246	131,040
Operating expenses
Sales and marketing	10,151	10,478	31,496	33,248
General and administrative	18,061	13,609	43,943	37,727
Research and development	4,860	4,316	15,584	12,520
Total operating expenses	33,072	28,403	91,023	83,495
Operating income	8,517	16,482	39,223	47,545
Interest expense	2,356	4,446	11,491	12,794
Loss on extinguishment of debt	—	—	3,196	—
Other expense (income)	804	(799)	(1,695)	(2,055)
Income before income taxes	5,357	12,835	26,231	36,806
Income tax expense	501	3,566	5,014	9,581
Net income	$4,856	$9,269	$21,217	$27,225
Net income per common share:
Basic	$0.12	$0.24	$0.55	$0.71
Diluted	$0.12	$0.24	$0.53	$0.69
Weighted-average common shares outstanding:
Basic	39,123	38,342	38,901	38,155
Diluted	40,286	39,402	40,123	39,467

Lantheus Holdings, Inc.
Consolidated Segment Revenues Analysis
(in thousands – unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	% Change	2019	2018	% Change
United States
DEFINITY	$50,917	$42,472	19.9%	$154,099	$131,081	17.6%
TechneLite	18,281	19,374	(5.6)%	55,204	56,780	(2.8)%
Other nuclear	9,355	11,436	(18.2)%	28,006	37,284	(24.9)%
Rebates and allowances	(3,903)	(3,027)	28.9%	(12,035)	(9,316)	29.2%
Total United States	74,650	70,255	6.3%	225,274	215,829	4.4%
International
DEFINITY	1,478	1,283	15.2%	$4,036	$3,427	17.8%
TechneLite	3,466	11,244	(69.2)%	10,794	18,711	(42.3)%
Other nuclear	6,186	6,119	1.1%	17,901	19,138	(6.5)%
Rebates and allowances	(4)	(1)	300.0%	(14)	(2)	600.0%
Total International	11,126	18,645	(40.3)%	32,717	41,274	(20.7)%
Worldwide
DEFINITY	52,395	43,755	19.7%	158,135	134,508	17.6%
TechneLite	21,747	30,618	(29.0)%	65,998	75,491	(12.6)%
Other nuclear	15,541	17,555	(11.5)%	45,907	56,422	(18.6)%
Rebates and allowances	(3,907)	(3,028)	29.0%	(12,049)	(9,318)	29.3%
Total Revenues	$85,776	$88,900	(3.5)%	$257,991	$257,103	0.3%

Lantheus Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data – unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	$4,856	$9,269	$21,217	$27,225
Stock and incentive plan compensation	3,423	2,639	9,580	7,015
Amortization of acquired intangible assets	451	689	1,353	2,067
Campus consolidation costs	—	84	—	1,154
Extinguishment of debt	—	—	3,196	—
Strategic collaboration and license costs	—	—	300	—
Acquisition-related costs	5,176	—	5,176	—
Income tax effect of non-GAAP adjustments(a)	(2,653)	(1,153)	(7,449)	(4,003)
Adjusted net income	$11,253	$11,528	$33,373	$33,458
Adjusted net income, as a percentage of revenues	13.1%	13.0%	12.9%	13.0%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income per share - diluted	$0.12	$0.24	$0.53	$0.69
Stock and incentive plan compensation	0.08	0.06	0.24	0.17
Amortization of acquired intangible assets	0.01	0.02	0.03	0.06
Campus consolidation costs	—	—	—	0.03
Extinguishment of debt	—	—	0.08	—
Strategic collaboration and license costs	—	—	0.01	—
Acquisition-related costs	0.13	—	0.12	—
Income tax effect of non-GAAP adjustments(a)	(0.06)	(0.03)	(0.18)	(0.10)
Adjusted net income per share - diluted	$0.28	$0.29	$0.83	$0.85
Weighted-average common shares outstanding - diluted	40,286	39,402	40,123	39,467

(a)
The income tax effect of the adjustments between GAAP net income and non-GAAP adjusted net income takes into account the tax treatment and related tax rate that apply to each adjustment in the applicable tax jurisdiction.

Lantheus Holdings, Inc.
Reconciliation of Free Cash Flow
(in thousands – unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net cash provided by operating activities	$26,442	$24,277	$57,963	$43,887
Capital expenditures	(3,336)	(5,005)	(17,320)	(12,766)
Free cash flow	$23,106	$19,272	$40,643	$31,121

Lantheus Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands – unaudited)

	September 30, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$78,062	$113,401
Accounts receivable, net	40,632	43,753
Inventory	30,596	33,019
Other current assets	5,096	5,242
Total current assets	154,386	195,415
Property, plant and equipment, net	113,531	107,888
Intangibles, net	7,786	9,133
Goodwill	15,714	15,714
Deferred tax assets, net	77,745	81,449
Other long-term assets	33,247	30,232
Total assets	$402,409	$439,831
Liabilities and stockholders’ equity
Current liabilities
Current portion of long-term debt and other borrowings	$10,166	$2,750
Accounts payable	16,492	17,955
Accrued expenses and other liabilities	32,928	32,050
Total current liabilities	59,586	52,755
Asset retirement obligations	12,560	11,572
Long-term debt, net and other borrowings	186,373	263,709
Other long-term liabilities	42,724	40,793
Total liabilities	301,243	368,829
Total stockholders’ equity	101,166	71,002
Total liabilities and stockholders’ equity	$402,409	$439,831

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CONTACTS:
Mark Kinarney
Director, Investor Relations
978-671-8842
ir@lantheus.com